Exhibit 99.2

Diamondback Energy, Inc. and Endeavor Energy Resources, L.P. to Merge to Create a Premier Permian Independent Oil and Gas Company

MIDLAND, Texas, Feb. 12, 2024 (GLOBE NEWSWIRE) -- Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) and Endeavor Energy Resources, L.P. (“Endeavor”), today announced that they have entered into a definitive merger agreement under which Diamondback and Endeavor will merge in a transaction valued at approximately $26 billion, inclusive of Endeavor’s net debt. The combination will create a premier Permian independent operator.

The transaction consideration will consist of approximately 117.3 million shares of Diamondback common stock and $8 billion of cash, subject to customary adjustments. The cash portion of the consideration is expected to be funded through a combination of cash on hand, borrowings under the Company’s credit facility and/or proceeds from term loans and senior notes offerings. As result of the transaction, the Company’s existing stockholders are expected to own approximately 60.5% of the combined company and Endeavor’s equity holders are expected to own approximately 39.5% of the combined company.

The transaction was unanimously approved by the Board of Directors of the Company and has all necessary Endeavor approvals.

“This is a combination of two strong, established companies merging to create a ‘must own’ North American independent oil company. The combined company’s inventory will have industry-leading depth and quality that will be converted into cash flow with the industry’s lowest cost structure, creating a differentiated value proposition for our stockholders,” stated Travis Stice, Chairman and Chief Executive Officer of Diamondback. “This combination meets all the required criteria for a successful combination: sound industrial logic with tangible synergies, improved combined capital allocation and significant near and long-term financial accretion. With this combination, Diamondback not only gets bigger, it gets better.”

Mr. Stice continued, “Over the past forty-five years, Mr. Stephens and his team at Endeavor have built the highest quality private oil company in the United States. Our companies share a similar culture and operating philosophy and are headquartered across the street from one another, which should allow for a seamless integration of our two teams. As a result, we look forward to continuing to deliver best-in-class results with a combined employee base headquartered in Midland, assuring Midland’s relevance in the global oil market for the next generation.”

“I am grateful to the Endeavor team and proud of what we have built since 1979,” said Autry C. Stephens, Founder and Chairman of the Board of Endeavor. “We believe Diamondback is the right partner for Endeavor, our employees, families and communities. Together we will create value for shareholders and our other stakeholders.”

“As we look toward the future, we are confident joining with Diamondback is a transformational opportunity for us,” said Lance Robertson, President and Chief Executive Officer of Endeavor. “Our success up to this point is attributable to the dedication and hard work of Endeavor employees, and today’s announcement is recognition by Diamondback of the significant efforts from our team over the past seven years, driving production growth, improving safety performance and building a more sustainable company. We look forward to working together to scale our combined business, unlock value for all of our stakeholders and ensure our new company is positioned for long-term success as we build the premier Permian-focused company in Midland.”

Strategic and Financial Benefits

•	Combined pro forma scale of approximately 838,000 net acres and 816 MBOE/d of net production
•	Best in-class inventory depth and quality with approximately 6,100 pro forma locations with break evens at <$40 WTI
•	Annual synergies of $550 million representing over $3.0 billion in NPV10 over the next decade
o	Capital and operating cost synergies: approximately $325 million
o	Capital allocation and land synergies: approximately $150 million
o	Financial and corporate cost synergies: approximately $75 million
•	Substantial near and long-term financial accretion with ~10% free cash flow per share accretion expected in 2025
•	Stock-weighted transaction solidifies investment grade balance sheet
•	Advances leading ESG profile

“This combination offers significant, tangible synergies that will accrue to the pro forma stockholder base,” stated Travis Stice. “Diamondback has proven itself to be a premier low-cost operator in the Permian Basin over the last twelve years, and this combination allows us to bring this cost structure to a larger asset and allocate capital to a stronger pro forma inventory position. We expect both teams will learn from each other and implement best practices to improve combined capital efficiency for years to come.”

2024 Diamondback Stand-alone Guidance and Base Dividend Increase

In conjunction with this announcement, Diamondback is releasing selected operating information for the fourth quarter of 2023 and providing initial production and capital guidance for 2024. Diamondback today also announced that the Company’s Board of Directors will approve a 7% increase to its base dividend to $3.60 per share annually ($0.90 per share quarterly), effective for the fourth quarter of 2023.

•	Average fourth quarter 2023 production of 273.1 MBO/d (462.6 MBOE/d)
•	Fourth quarter 2023 cash capital expenditures of $649 million
•	On a stand-alone basis in 2024 Diamondback expects to generate oil production of 270 – 275 MBO/d (458 – 466 MBOE/d) with a total capital budget of approximately $2.3 - $2.55 billion
•	Beginning in the first quarter of 2024, Diamondback will reduce its return of capital commitment to at least 50% of free cash flow to stockholders from at least 75% of free cash flow previously

“Diamondback today released fourth quarter production that exceeded expectations and announced a 2024 capital and operating plan that prioritizes capital efficiency and free cash flow generation over growth,” stated Travis Stice. “The decision to reduce our return of capital to stockholders reflects our Board’s desire to increase financial flexibility and pay down debt added through this combination. Our near-term objective is to reduce pro forma net debt below $10 billion very quickly, ensuring balance sheet strength and best-in-class credit quality. Return of capital to stockholders will always remain a core tenet of our value proposition and capital allocation philosophy at Diamondback.”

2024 Endeavor Stand-alone Guidance

Endeavor is providing stand-alone 2024 capital and operating guidance while the two companies work to close the merger.

•	Expected 2024 oil production of 190 – 200 MBO/d (350 – 365 MBOE/d)
•	Total 2024 capital budget of approximately $2.5 - $2.6 billion

Full pro forma guidance will be released by Diamondback after closing of the transaction.

2025 Pro Forma Outlook

Diamondback expects operational synergies to be realized in 2025 by the combined company. Therefore, the Company is providing a preliminary look at its pro forma 2025 combined company capital and operating plan assuming Diamondback’s cost structure and current estimated well costs. The 2025 plan is preliminary and subject to changes, including as result of changes in oil and gas prices, the macro environment and well costs.

•	On a pro forma basis in 2025, Diamondback expects to generate oil production of 470 – 480 MBO/d (800 – 825 MBOE/d) with a capital budget of approximately $4.1 - $4.4 billion
•	This operating plan implies significant pro forma cash flow and free cash flow per share accretion

Pro Forma Governance Highlights

The combined company will continue to be headquartered in Midland, Texas.

Upon closing, Diamondback’s Board of Directors will expand to 13 members and Charles Meloy and Lance Robertson, together with two other individuals mutually agreed upon by Diamondback and Endeavor, will be added to the Board of Directors.

At closing, Diamondback will enter into a stockholders agreement with the former equity holders of Endeavor. Under that agreement the former Endeavor equity holders will be subject to certain standstill, voting and transfer restrictions and will be provided with certain director nominations rights and customary registration rights with respect to the shares of Diamondback common stock issued to them as transaction consideration.

Additional details regarding the stockholders agreement will be provided in Diamondback’s filings with the Securities and Exchange Commission.

Timing and Approvals

Diamondback expects the merger to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval of the transaction by the Company’s stockholders. The transaction is not subject to a financing contingency.

Advisors

Jefferies LLC is serving as lead financial advisor to Diamondback and Citi is serving as M&A and Capital Markets advisor to Diamondback. Citi is the sole provider of committed bridge financing, as well as leading the term loan issuances and senior notes offerings. Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Diamondback.

J.P. Morgan Securities LLC is acting as exclusive financial advisor to Endeavor, Goldman Sachs & Co. LLC provided corporate advisory services and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Vinson & Elkins LLP are acting as legal advisors to Endeavor.

Conference Call

Diamondback will host a conference call and webcast for investors and analysts to discuss this transaction on Monday, February 12, 2024 at 7:30 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

About Endeavor

Endeavor is a privately-held exploration and production company. Headquartered near operational activity in Midland, Texas, Endeavor has more than 1,200 valued employees and is one of the largest private operators in the United States.

With more than 45 years of experience acquiring assets, the company is uniquely situated holding nearly 344,000 net acres in the Core 6 Midland Basin counties. For more information, please visit www.endeavorenergylp.com.

Diamondback Investor Contact:

Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Endeavor Media Contact:

Aaron Palash / Andrew Siegel / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
+1 212.355.4449

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding the proposed business combination transaction between Diamondback and Endeavor; future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures), including the proposed transaction; the expected amount and timing of synergies from the proposed transaction; the anticipated timing of the proposed transaction; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this press release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining Diamondback stockholder approval, regulatory approval and satisfying other conditions to the completion of the transaction; uncertainties as to whether the proposed transaction, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Diamondback’s ability to integrate Endeavor’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed transaction; risks that the anticipated tax treatment of the proposed transaction is not obtained; unforeseen or unknown liabilities; unexpected future capital expenditures; potential litigation relating to the proposed transaction; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency, or completion of the proposed transaction on the parties’ business relationships and business generally; risks that the proposed transaction disrupts current plans and operations of Diamondback or Endeavor and their respective management teams and potential difficulties in retaining employees as a result of the proposed transaction; the risks related to Diamondback’s financing of the proposed transaction; potential negative effects of this announcement and the pendency or completion of the proposed transaction on the market price of Diamondback’s common stock and/or operating results; rating agency actions and Diamondback’s ability to access short- and long-term debt markets on a timely and affordable basis; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 23, 2023, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/; and those risks that will be more fully described in the definitive proxy statement on Schedule 14A that is intended to be filed with the SEC in connection with the proposed transaction.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this press release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This press release includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), including free cash flow and NPV10. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback’s quarterly results posted on Diamondback’s website at www.diamondbackenergy.com/investors/. Furthermore, this press release includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures.  Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback’s forecasted financial performance to the forecasted financial performance of other companies in the industry.

Additional Information about the Merger and Where to Find It

In connection with the potential transaction between Diamondback and Endeavor, Diamondback expects to file relevant materials with the SEC including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Diamondback will mail the definitive proxy statement to each stockholder entitled to vote at the meeting relating to the proposed transaction. This press release is not a substitute for the proxy statement or for any other document that Diamondback may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT DIAMONDBACK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by Diamondback with the SEC, may be obtained free of charge at the SEC’s website www.sec.gov. Copies of the documents filed with the SEC by Diamondback will be available free of charge on Diamondback ’s website at www.diamondbackenergy.com/investors.

Participants in the Solicitation

Diamondback and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Diamondback’s stockholders in connection with the transaction. Information about the directors and executive officers of Diamondback is set forth in (i) in Diamondback ’s proxy statement for its 2023 annual meeting, including under the headings “Proposal 1—Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis”, “Compensation Tables”, “Stock Ownership” and “Certain Relationships and Related Transactions”, which was filed with the SEC on April 27, 2023 and is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1539838/000130817923000793/fang-20221231.htm, (ii) Diamondback ’s Annual Report on Form 10-K for the year ended December 31, 2022, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 23, 2023 and is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1539838/000153983823000022/fang-20221231.htm and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC when they become available. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.